UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2020

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around October 16, 2020.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	the impact of the current COVID-19 pandemic on our business, financial condition, and results of operations;

•	liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•	failing to maintain and protect our brand, independence, and reputation;

•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;

•	failing to differentiate our products and continuously create innovative, proprietary research tools and financial advisor software;

•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event;

•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•	compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit ratings operations;

•	volatility in the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;

•	trends in the asset management industry, including the increasing adoption of investment strategies and portfolios relying on passively managed investment vehicles and increased industry consolidation;

•	liability relating to the collection or distribution of information and data we collect and produce or errors included therein;

•	an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology and data infrastructure to the public cloud and other outsourced providers;

•	the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate;

•	the failure to recruit, develop, and retain qualified employees;

•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and
•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: September 18, 2020

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through August 31, 2020. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Competitive Landscape

1.) What are some examples of new entrants in Morningstar’s markets that have tried, but failed?

In our more established data offerings, there aren’t many new entrants because the fields are crowded already and it would take a significant amount of new investment to “catch up” to players, like us, who already have a head start.

That said, here are a few examples of new entrants that have tried to gain traction in some of our end markets.

Mattermark, a website that focused on startups, failed to successfully capitalize on the opportunity in the private market data space following its founding in 2012. It sold the business in 2017 at a significant discount to the over $17 million in venture funding it received over the course of five years.

Similarly, Dow Jones recently sold its VentureSource asset to CBInsights after failing to successfully monetize its database of legacy private equity data.

In Workplace Solutions, we’ve seen numerous robo-advisors attempt to enter the market; however, these providers lack the relationships with retirement plan record-keepers that Morningstar has spent years building and securing. These relationships constitute back-end connections to plan participant data, which is highly sensitive, and our established clients are reluctant to entrust this data with as-yet unproven new market entrants.

DBRS Morningstar

2.)	Detlef Scholz presented his thoughts on DBRS Morningstar’s positioning at the 2020 Annual Meeting. What percentage of DBRS Morningstar revenue is from ‘Leading’, ‘Established’ and ‘Developing’ categories that he presented?

Please refer to p. 74 of our 2020 Annual Meeting of Shareholders presentation, which can be found on our Investor Relations website.

DBRS Morningstar’s percentage of revenue by geography has remained consistent since we announced the acquisition in July 2019. At the time, we disclosed that 28% of DBRS Morningstar’s revenue comes from Canada, approximately 50% from the U.S., and the remainder from Europe.

Due to our standard-setting position as a credit ratings agency in the Canadian market, the majority of our Canadian revenue falls under the “leading” category. In the U.S., we have historically concentrated our efforts on the structured finance markets, particularly in asset-backed, residential mortgage-backed, and commercial mortgage-backed securities. Today, these categories still represent the majority of our U.S. revenue, and we are one of the leading players in each of these asset classes. Outside these asset classes, we value the emerging prospects as only a small percentage of our U.S. revenue currently represents “established” opportunity, with “developing” opportunities contributing a slightly higher percentage.

Europe represents our newest market, so our revenue is evenly split between “leading” and “established” opportunities, with “developing” opportunities contributing a smaller percentage of revenue. We are a “leading” rating agency across Europe in ABS & CMBS, while we have established solid footprints in bank, sovereign and corporate ratings as well as in European RMBS.

PitchBook

3.)	Kunal Kapoor talked about drivers of PB’s growth at the 2020 Annual Meeting, including increased use cases per user and increasing the number of users per firm. There has been a widening gap between license and revenue growth from 2018 through Q2 2020. Does that indicate that growth is primarily driven by increasing numbers of users at enterprise accounts with lower prices per additional user rather than increasing use cases per user?

Further penetration into existing accounts has represented an important area of growth for PitchBook in recent years. Oftentimes, a core user of the PitchBook Platform introduces it to a new team within the same firm, who ends up using the Platform in a different manner that is specific to that team’s workflow. That is how we define a new “use case” at PitchBook. As these accounts grow in size, we often convert them into enterprise accounts that offer enough licenses to cover every potential user within the firm. This is consistent with how other software-as-a-service firms treat enterprise relationships, and also helps to explain why license growth has been outpacing revenue growth in recent years. As such, expanding use cases at existing clients can be a strong signal that we are adding value, which ultimately helps to establish an even stronger relationship with the client, a phenomenon that supports our historically high revenue retention rates.

4.)	John Gabbert disclosed PitchBook’s NPS at the Annual Meeting in 2018 of 58, and Kunal Kapoor indicated that it is “off the charts” at the 2020 Annual Meeting. What is it now? Can you disclose other NPS scores across Morningstar’s products? How is NPS score viewed by Morningstar’s management team?

Across different industries, NPS scores are used to aid sales, service and, most importantly, product to understand trends in user satisfaction and sentiment. Scores below zero present a real need for product and service improvement, scores 0-30 are considered good, 30-70 great, and 70+ excellent.

At Morningstar, management tracks company-level and product-level NPS scores and measures these scores according to these aforementioned ranges to help understand customer sentiment and experience. In addition to the “absolute” scores, management pays close attention to NPS trends as one of many ways of measuring progress.

PitchBook’s NPS score year to date is 59. PitchBook believes that one of its differentiating qualities is a high-level of customer service, and we believe that this number reflects that. We have historically not disclosed specific NPS scores for our other products; however, we can share that across our other highest growth products and strategic imperatives, we have NPS scores that range from “good” to “great.” Our product and service teams leverage all of this insight to drive service improvements and product roadmap prioritizations. Further, NPS scores are combined with other sources of customer feedback, including CSAT (Customer Satisfaction score), win/loss data, user group feedback and usage data, to deliver a more complete picture of customer health and satisfaction.

Sustainalytics

5.)	See below from Note 10 in the 2019 Form 10-K. Under the equity method of accounting, the decline in the investment value in Sustainalytics suggests that business is loss making. Please let us know if think this interpretation is incorrect.

In 2019, our share of Sustainalytics’ earnings actually increased the value of our equity position; however, this was largely offset by the negative impact of foreign currency translation, which resulted in the slight decline that you referenced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: September 18, 2020	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer